Exhibit 99.2

Case 9:15-cv-80505-KLR    Document 36    Entered on FLSD Docket 09/10/2015    Page 1 of 2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF FLORIDA

Case No. 15-CV-80505 RYSKAMP/HOPKINS

HARRY ROTHENBERG, Individually and on Behalf of

Others Similarly Situated and Derivatively on Behalf of

Nominal Defendant Imperial Holdings Inc.,

Plaintiff,

vs.

PHILLIP F. GOLDSTEIN, ANDREW DAKOS, ANTONY MITCHELL, JAMES M. CHADWICK, R1CHARD DAYAN, MICHAEL A. CROW, and GERALD HELLERMAN,	CLASS AND DERIVATIVE ACTION

Defendants,

vs.

IMPERIAL HOLDINGS, INC.,

Nominal Defendant.

                                                                                                      /

ORDER GRANTING UNOPPOSED MOTION FOR APPROVAL OF DISMISSAL OF

SHAREHOLDER DERIVATIVE CLAIMS AND CLASS ACTION CLAIMS

Having considered Plaintiff’s Unopposed Motion for Approval of Dismissal of Shareholder Derivative Claims and Class Action Claims, and good cause appearing therefor:

1.	The Motion is GRANTED, and the shareholder derivative claims and class action claims are DISMISSED.

2.	If no other shareholder files a motion to intervene to pursue the shareholder derivative claims or class action claims within 30 days of notice to shareholders to be disseminated within three days of this Order, dismissal of the shareholder derivative claims and class action claims becomes with prejudice on the 31st day after notice, without necessity of further order of the Court.

Case 9:15-cv-80505-KLR    Document 36    Entered on FLSD Docket 09/10/2015    Page 2 of 2

3.	The Clerk is directed to CLOSE this case on the 35th day after the date of this Order, with each side to bear its own fees and costs in this case, unless a motion to intervene is filed before then.

4.	The Clerk is further directed to DENY any pending motions as MOOT.

DONE AND ORDERED in Chambers at West Palm Beach, Florida this 9th day of September 2015.

/s/ KENNETH L. RYSKAMP
KENNETH L. RYSKAMP
UNITED STATES DISTRICT JUDGE

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